Stenvi Steel Co. Ltd.
63 Minglehaze Drive
Toronto, Ontario
M9V 4W6

March 10, 2010

RE: Lease Agreement between STENVI STEEL CO. LTD. (The Landlord) and D & R TECHNOLOGY INC. (The Tenant) which matures July 31, 2010.

I, D & R TECHNOLOGY INC. wish to pick up my three (3) year option to renew effective August 1, 2010 with the same terms and conditions in the original lease dated July 1, 2007 with the following rental structure:

YEAR	ANNUAL RATE	MONTHLY RATE
August 1, 2010 to July 31, 2011	$100, 199.00 plus HST and property taxes	$8349.92 plus HST and property taxes
August 1, 2011 to July 31, 2012	$100, 199.00 plus HST and property taxes	$8349.92 plus HST and property taxes
August 1, 2012 to July 31, 2013	$100, 199.00 plus HST and property taxes	$8349.92 plus HST and property taxes

Dated this 13 day of APRIL, 2010.

D & R TECHNOLOGY INC.

STENVI STEEL CO. LTD.

THIS LEASE dated as of the 1st day of July, 2007.

B E T W E E N:

STENVI STEEL LIMITED
(hereinafter called "Landlord")

OF THE FIRST PART;

- and -

D & R TECHNOLOGY INC.
(hereinafter called "Tenant")

OF THE SECOND PART;

ARTICLE I

1.00 - LEASE SUMMARY

1.01 Lease Summary

The following is a summary of some of the basic terms of this Lease. For details of the terms referred to below, recourse should be had to the balance of this Lease. This Section 1.01 is for convenience and if a conflict occurs between the provisions of this Section 1.01 and any other provisions of this Lease, the other provisions of this Lease shall govern.

(a) Premises: a portion of a unit, being 18218 square feet, more or less, on the first and second floor only in a free standing building described as the Lands and Building and municipally known as 7669 Kimbel Street, Mississauga, Ontario

(b) Term: 3 years

(c) Commencement Date: the earlier of August 1, 2007, or the date upon which the Tenant first uses any part of the Premises.

(d) Expiry Date: July 31, 2010

(e) Basic Rent:

Lease Year	Base Rate Per Month	Annual Basic Rent
1 - 3	8,349.92 plus G.S.T.	$100,199.00 plus G.S.T.

(f) Option to Renew see Schedule "A"

(g) Use of Premises: General Office only. Additionally manufacturing of robotic integrated machinery only.

(h) Security Deposit: nil

(i) Prepaid Rent last months rent, estimated TMI and G.S.T.

ARTICLE II

2.00 - DEFINITIONS

2.01 Definitions

Where used in this Lease, the following words or phrases shall have the meanings set forth in the balance of this Article.

2.02 "Actual Floor Area" shall mean the actual floor area of the Premises as same shall be determined by the Landlord's architect, engineer or surveyor as soon as the demising walls separating the Premises from other areas of the Building are completed.

2.03 "Additional Rent" shall have the meaning ascribed to it in Section 5.03, plus G.S.T.

2.04 "Building" means the building located on the Lands and forming part of the Premises.

2.05 "Commencement Date" shall have the meaning ascribed to it in Section 1.01(c).

2.06 "Lands" means the lands more particularly described in Schedule "A" hereto.

2.07 "Laws" means all statutes, regulations, bylaws, orders, rules, requirements and directions of all federal, provincial, municipal and other governmental authorities having jurisdiction.

2.08 "Lease" means this Lease including all of the schedules attached hereto.

2.09 "Operating Costs" means the costs referred to in 5.03(a), (b) and (c).

2.10 "Realty Taxes" means all taxes, rates, duties, levies, fees, charges, local improvement rates, imposed charges, levies and assessments whatever (including school taxes, water and sewer taxes, extraordinary and special assessments and all rates, charges, excises or levies, whether or not of the foregoing nature), and whether municipal, provincial, federal or otherwise, which may be levied, confirmed, imposed, assessed, charged or rated against the Lands and Buildings or any part thereof, or with respect to the capital invested by the Landlord in respect thereof, and any fixtures, equipment or improvements therein, or against Landlord in respect of any of the same or in respect of any rental or other compensation receivable by Landlord in respect of the same, including any commercial concentration levy or any tax or duty imposed upon Landlord which is measured by or based in whole or in part directly upon the Rent payable under this Lease whether existing at the date hereof or hereafter imposed by any governmental authority including, without limitation, value added tax, goods and services tax, business transfer tax, retail sales tax, federal sales tax, excise taxes or duties or any tax similar to the foregoing, but not including taxes which are based on the Landlord's profits which are of the nature of a personal income tax liability imposed on the Landlord.

2.11 "Rent" shall have the meaning ascribed to it in Section 5.01 hereof, plus G.S.T.

2.12 "Rental Year" means a period of twelve (12) consecutive calendar months.

2.13 "Term" shall have the meaning ascribed to it in Section 4.02.

BP
O.P.

ARTICLE III

3.00 - INTENT OF LEASE

3.01 Net Lease

It is the intent of the parties hereto that this Lease be a lease that is absolutely net to Landlord, and that, except as expressly herein set out, Landlord shall not be responsible for any expenses or obligations of any kind whatsoever in respect of or attributable to the Premises.

ARTICLE IV

4.00 - LEASE OF PREMISES

4.01 Premises

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

4.02 Term

The Term of the Lease shall be for the period described as the Term in Section 1.01(b) hereof, commencing on the Commencement Date and to be fully completed and ended on the date described as the Expiry Date in Section 1.01(d) hereof.

4.03 Quiet Enjoyment

Subject to all of the terms of this Lease and subject to Tenant's paying all Rent and performing all obligations whatsoever as and when the same are due to be paid and performed by Tenant, Tenant may peaceably possess and enjoy the Premises for the Term without interruption by Landlord or any person claiming by, from or under Landlord.

ARTICLE V

5.00 - RENT

5.01 Tenant to Pay

Tenant shall pay in lawful money of Canada at par at such address as shall be designated from time to time by Landlord, Basic Rent and Additional Rent (all of which are collectively herein sometimes referred to as "Rent"), plus G.S.T., as herein provided without any deduction, set-off or abatement whatsoever, Tenant hereby agreeing to waive any rights it may have pursuant to the provisions of Section 35 of the Landlord and Tenant Act R.S.O. 1980 or any other statutory provision to the same or similar effect and any other rights it may have at law to set-off.

On the Commencement Date and the first day of each Rental Year thereafter and at any time during any Rental Year when required by Landlord, Tenant shall deliver to Landlord as requested by Landlord either postdated cheques or a requisition for a pre-authorized debit from Tenant's bank account in such form as reasonably required by Landlord, for all payments of Basic Rent and estimates by Landlord of Additional Rent or any portions thereof payable during the balance of such Rental Year.

5.02 Basic Rent

Commencing on the Commencement Date, Tenant shall pay to Landlord a fixed minimum annual rent ("Basic Rent") in the amount described as Basic Rent in Section 1.01(e) hereof, to be paid in equal monthly installments in advance on the first day of each month during the Term, plus G.S.T.

R.P.

In the event that the Actual Floor Area is different from the Floor Area set out in 1.01(a) and the Basic Rent is determined at a rate per square foot of Actual Floor Area, the Basic Rent shall be adjusted accordingly, based on the rental rate per square foot set out in 1.01(c).

If the first day upon which Rent is payable is other than the first day of a calendar month, the Tenant shall pay upon such date Rent from such date to the end of such month calculated at a daily rate of 1/365th of the annual Rent.

5.03 Additional Rent

In addition to Basic Rent, Tenant shall pay to Landlord (i) all Additional Rent, plus G.S.T., and other amounts as and when the same shall be due and payable pursuant to the provisions of this Lease all of which shall be deemed to accrue on a per diem basis; and (ii) all other amounts as and when the same shall be due and payable pursuant to any agreement or other obligation, whether or not related to the Premises, between Landlord and Tenant; all of such amounts whether originally payable pursuant to this Lease or otherwise, being herein sometimes referred to as "Additional Rent". The Tenant promises to pay the following, but not solely limited to the following, expenses related to the Premises as Additional Rent:

(i) business taxes and licenses;
(ii) utilities (including, but not limited to, gas, electricity, water, heat, air-conditioning);
(iii) services supplied to the Premises, provided that this does not in any way oblige the Landlord to provide any services, unless otherwise agreed in this Lease;
(iv) property taxes and rates, duties and assessments;
(v) maintenance, including, but not limited to, snow removal, garbage disposal, landscaping, and Common Elements and/or condominium common expenses;
(vi) insurance premiums, including, but not limited to, Landlords, including, but not limited to, liability, boiler and machinery, plate glass, HVAC;
(vii) sales tax, and any other taxes imposed on the Landlord respecting the Rent, including G.S.T.;
(viii) all other charges, impositions, costs and expenses of every nature and kind whatsoever; and.
(ix) an administrative charge related to all Addition Rent in the amount of twenty percent (20%).

5.04 Deemed Rent and Allocation

If Tenant defaults in payment of any Rent (whether to Landlord or otherwise) as and when the same is due and payable hereunder, Landlord shall have the same rights and remedies against Tenant (including rights of distress) upon such default as if such sum or sums were rent in arrears under this Lease. All Rent shall, as between the parties hereto, be deemed to be rent due on the date upon which such sum or sums were originally payable pursuant to this Lease and shall be paid in accordance with this Lease without any deduction, abatement or set-off whatsoever.

Landlord may, at its option, from time to time, apply or allocate or re-apply or re-allocate any sums received from or payable by Tenant to Landlord on account of any amounts payable by Tenant hereunder in such manner as Landlord determines in its sole and absolute discretion, without regard to and notwithstanding any instructions given by or allocations in respect of such amounts made by Tenant.

No payment by Tenant or acceptance of payment by Landlord of any amount less than the full amount payable to Landlord, and no endorsement, direction or note on any cheque or other written instruction or statement respecting any payment by Tenant shall be deemed to constitute payment in full or an accord and satisfaction of any obligation of Tenant and Landlord may receive any such lesser amount and any such endorsement, direction, note, instruction or statement without prejudice to any of Landlord's other rights under this Lease or at law, whether or not Landlord notifies Tenant of any disagreement with or nonacceptance of any amount paid or any endorsement, direction, note, instruction or statement received.

B.P.
U.P.

5.05 Monthly Payments of Additional Rent

Landlord may from time to time estimate any amount(s) payable by Tenant pursuant to any provisions of this Lease for the then current or the next following Rental Year or, if applicable, any broken portion thereof and may notify Tenant in writing of the estimated amounts thus payable by Tenant. The amounts so estimated shall be payable by Tenant in advance in equal monthly installments over the Rental Year or broken portion thereof, such monthly installments being payable on the same day as the monthly payments of Basic Rent. Landlord may, from time to time, designate or alter the Rental Year for which accounts shall be prepared covering the Building Operating Costs. As soon as practicable after the expiration of each fiscal period, Landlord shall furnish to Tenant a statement of the actual expenses it has incurred which are the Tenant's responsibility for such Rental Year and shall make a final determination of the amounts payable by Tenant. If the amount determined to be payable by Tenant as aforesaid shall be greater or less than the payments on account thereof made by Tenant prior to the date of such determination, then the appropriate adjustments will be made and Tenant shall pay any deficiency to Landlord within thirty (30) days after delivery of such statement and final determination and if Tenant is not in default under the terms of the Lease, the amount of any overpayment shall be paid to or credited to the account of Tenant within thirty (30) days after the delivery of such statement.

Landlord shall, at Tenant's request, provide Tenant with copies of the invoices covering the expenses included in the statement of Building Operating Costs to be furnished annually to the Tenant.

ARTICLE VI

6.00 - REALTY TAXES

6.01 Realty Tax Payable by Tenant

Landlord shall have the right to require Tenant to pay Realty Taxes and any other taxes which are Tenant's responsibility as set out herein to the relevant taxing authority or Landlord shall have the right to pay any such Realty Taxes or other taxes directly to such taxing authority without thereby affecting Tenant's obligation to pay such Realty Taxes or other taxes. To the extent of Realty Taxes received by Landlord from Tenant, Landlord shall pay same to the relevant taxing authority.

Commencing on the Commencement Date and thereafter at all times throughout the Term, Tenant shall pay to Landlord in monthly instalments based on Landlord's estimate of the Realty Taxes for the relevant Lease Year, or to the relevant taxing authority, if so requested by Landlord, not later than the time when they fall due the Realty Taxes, and other taxes, if any, levied, confirmed, imposed, assessed or charged (herein collectively or individually referred to as "charged") against or in respect of the Premises and all, furnishings, fixtures, equipment, improvements and alterations in or forming part of the Premises.

6.02 Determination of Tenant's Realty Tax

Tenant's obligation to pay Realty Taxes and other taxes, if any, charged against the Premises shall be determined on the basis of separate tax bills or assessment notices respecting the Premises, where available. If the relevant taxing authority does not issue a separate tax bill respecting the Premises, then Tenant's obligation in respect of Realty Taxes shall be computed by applying the relevant tax rate to the applicable assessment of the Premises if the Premises have been separately assessed by the relevant assessing authority. If there is neither a separate realty tax bill for the Premises, nor a separate assessment of the Premises for any period of time, then for such period of time, the Realty Taxes shall be determined by the Landlord acting reasonably, on an equitable and consistent basis for all occupants of the Lands.

Tenant shall also pay any increase in Realty Taxes assessed against the Building which may be levied as a result of any improvements made by Tenant to the Premises.

6.03 Business Taxes

Tenant shall pay as and when the same are due and payable all business taxes including all taxes charged in respect of any business conducted on the Premises or in respect of any use or occupancy of the Premises, whether or not charged against Landlord or the Premises. In the event that the Tenant is not assessed for business taxes as a result of its being business tax exempt but the Landlord is assessed for business taxes for the business carried on by the Tenant in the Premises, the Tenant shall pay to the Landlord forthwith upon demand all such business taxes assessed against the Landlord in respect of the Tenant's use of the Premises.

6.04 Tax Bills and Assessment Notices

Tenant shall promptly deliver to Landlord forthwith upon Tenant's receiving the same:

(a) copies of all assessment notices, tax bills and any other documents received by Tenant related to Realty Taxes.

(b) receipts for payment of Realty Taxes and business taxes payable by Tenant pursuant hereto.

On or before the expiry of each calendar year, in the event that the Landlord has requested that Tenant pay its share of Realty Taxes directly to the relevant taxing authority, Tenant shall provide to Landlord evidence satisfactory to Landlord that all Realty Taxes and business taxes payable by Tenant pursuant to the terms hereof up to the expiry of such calendar year, including all penalties and interest resulting from any delay in the payment of Realty Taxes and business taxes, have been duly paid.

6.05 Contest of Realty Taxes

Realty Taxes, or the assessments in respect of Realty Taxes which are the subject of any contest by Landlord or Tenant shall nonetheless be paid in accordance with the foregoing provisions hereof, provided, however, that in the event Tenant shall have paid any amount in respect of Realty Taxes in excess of the amount ultimately found payable as a result of the disposition of any such contest, and Landlord receives a refund in respect of the Tenant's share thereof, if Tenant is not in default hereunder the appropriate amount of such refund shall be refunded to or, at the option of Landlord, credited to the account of Tenant.

Landlord may contest any Realty Taxes and appeal any assessments related thereto and may withdraw any such contest or appeal or may agree with the relevant authorities on any settlement, compromise or conclusion in respect thereof and Tenant consents to Landlord's so doing. Tenant shall co-operate with Landlord in respect of any such contest and appeal and shall make available to Landlord such information in respect thereof as Landlord requests. Tenant will execute forthwith on request all consents, authorizations or other documents as Landlord requests to give full effect to the foregoing.

Tenant shall not contest any Realty Taxes or appeal any assessments related thereto without first notifying Landlord in writing.

Tenant shall pay to Landlord forthwith upon demand all costs and expenses of any kind incurred by Landlord bona fide and acting reasonably in obtaining or attempting to obtain information in respect of or a reduction in respect of Realty Taxes and any assessments related thereto including, without limitation, legal, appraisal, administration and overhead costs.

6.06 Adjustments

Any amounts payable by Tenant on account of Realty Taxes shall be adjusted on a per diem basis in respect of any period not falling wholly within the Term, for which Realty Taxes are payable.

B.J.
V.P.

ARTICLE VII

7.00 - OPERATION OF PREMISES

7.01 Operation of Premises by Tenant

The Tenant at its own expense shall maintain, manage and operate the Premises in the same manner as a reasonable and prudent owner of same would do in a first class and reputable manner befitting the Premises and in conformity with all Laws and present and future requirements of every governmental or other authority having jurisdiction and shall act diligently and use all proper and reasonable efforts consistent with good business practice.

7.02 Landlord May Perform or Pay

In the event that Tenant fails to pay any cost or expense associated with or arising in connection with its use and operation, maintenance and repair of the Premises and including any and every obligation contained in this Lease or in the event Tenant fails to perform or fulfill any of its obligations hereunder, Landlord may pay or perform the same and shall be entitled to charge all of its costs and expenses together with an administrative charge of twenty (20%) percent in connection therewith to the Tenant as Additional Rent who shall pay them forthwith on demand. Landlord without prejudice and in addition to any other rights shall have the same remedies and may take the same steps for the recovery of all such sums as Landlord may take for the recovery of rent in arrears hereunder.

ARTICLE VIII

8.00 - USE OF PREMISES

8.01 Use of Premises

Tenant covenants that it shall not use and shall not cause, suffer or permit the Premises to be used for any purpose other than as described as Use of Premises in Section 1.01(g) hereof without Landlord's prior written consent which may be withheld in Landlord's sole and absolute discretion.

8.02 Conduct of Business

At all times throughout the Term, Tenant shall continuously, actively and diligently conduct its business in the whole of the Premises in an up-to-date first class and reputable manner.

8.03 Tenant's Fixtures

Tenant shall install and maintain at all times during the Term in the Premises first-class trade fixtures including furnishings and equipment adequate and appropriate for the business to be conducted on the Premises and of no less a quality or quantity than whatever is usual for such type of business, all of which shall be kept in good order and condition.

Tenant may not remove any trade fixtures or other contents of the Premises therefrom other than in the ordinary course of business except that, with the prior written consent of Landlord, Tenant may remove such trade fixtures provided that Tenant provides evidence satisfactory to Landlord that it is substituting therefor trade fixtures at least equal in value and function to those being removed.

8.04 Signs

The Tenant shall have the right to erect signs on or about the Premises (except on or from the roof) advertising its business, provided that such signs are first approved in writing by the Landlord and such signs shall:

(a) comply with all applicable bylaws and regulations;

(b) be maintained in good repair by the Tenant and

(c) not be erected if to do the same would weaken or impair the structural strength of the Building;

(d) at Landlord's request be removed on termination of the Lease.

The Tenant shall upon removal of such signs repair any damage caused by their installation or removal.

8.05 Waste Removal

Tenant shall not allow any refuse, garbage or any loose or objectionable material to accumulate in or about the Premises and will at all times keep the Premises in a clean and neat condition. Tenant shall comply with Landlord's regulations respecting the removal of waste and Tenant shall at its own expense remove all waste from the Premises. Until removed from the Premises, all waste from the Premises shall be kept in appropriate containers.

8.06 Pest Control

Tenant shall be responsible for pest extermination in respect of the Premises and shall engage, for such purpose, such contractors and at such intervals as Landlord shall require.

8.07 Waste and Nuisance

(a) Tenant shall not cause, suffer or permit any waste or damage to the Premises or leasehold improvements, fixtures or equipment therein nor permit any overloading of the floors thereof and shall not use or permit to be used any part of the Premises for any dangerous, noxious or offensive activity or goods and shall not do anything or permit anything to be done upon or about the Premises nor anything to be brought thereon which Landlord may reasonably deem to be hazardous or a nuisance or annoyance. Tenant shall take every reasonable precaution to protect the Premises from risk of damage by fire, water or the elements or any other cause.

(b) Tenant shall not use any advertising transmitting or other media or transmissions of any kind, or other devices in a manner which can be heard, seen, or received outside the Premises, or which would in any way interfere with any communications or other systems outside of the Premises.

8.08 Compliance with Law

(a) Tenant shall be solely responsible for obtaining from all authorities having jurisdiction all necessary permits, licences and approvals as may be necessary to permit Tenant to hold this Lease and to occupy the Premises and conduct its business thereon, as required by all applicable Laws, including, without limiting the generality of the foregoing, any necessary extra provincial licence, any necessary licence and any necessary approvals under the Foreign Investment Review Act (Canada).

Tenant shall be responsible for and shall comply at its own expense with all applicable Laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, trade fixtures, furniture, fixtures, equipment and contents thereof (collectively called "Contents") and Tenant shall promptly perform all necessary repairs, alterations, changes and improvements to the Premises and Tenant's business, use, or occupancy thereof and the Contents in order to comply with all of such Laws.

(b) Tenant shall provide Landlord on request with evidence satisfactory to Landlord acting reasonably that Tenant has obtained and is complying with the terms of all applicable Laws, licences, approvals and permits from time to time.

8.09 Prohibited Uses

If, in the opinion of Landlord, Tenant is in breach of any of the provisions of this Article, Tenant shall immediately discontinue such breach upon Landlord's written request.

ARTICLE IX

9.00 - SERVICES AND UTILITIES

9.01 Utilities

(a) Tenant shall be solely responsible for supplying all utilities, heating and air-conditioning equipment in such manner as a reasonable, prudent owner of the Premises would do. Tenant shall promptly pay for, as and when they fall due, all costs of supplying hot and cold water, electricity, fuel, gas, steam, sewer charges and other utilities, forms of energy, or other services to or used in respect of the Premises and the Tenant's operation therein.

(b) Should individual meters or apparatus for the measurement of all utilities in the Premises, the type of meter and location to be as determined by Landlord.

(c) If the heating or cooling equipment shall require maintenance, repair or replacement, Tenant shall promptly arrange for the necessary work to be done at its expense by contractors approved by the Landlord, or Landlord may at its option, attend to the same at Tenant's expense with reasonable promptness having regard to the then existing climatic conditions but in any event Landlord, having so attended, shall not be liable for any losses or damages arising from the resulting lack of heating or cooling and, in any event, Landlord shall not be liable for any indirect or consequential losses or damages or any damages for personal discomfort arising from any lack of heating or cooling, whether caused by landlord's negligence or otherwise.

(d) Tenant shall promptly pay as and when the same shall be payable all costs for all fittings, machine apparatus, connections, including, but not limited to telephone installation, and meters and all work, services and rental charges, charged or performed in connection with any services or utilities provided to or in respect of the Premises including the costs of maintaining and repairing all such items. Tenant shall pay the total cost of and carry out any replacement of electric light bulbs, tubes, starters and ballasts in the Premises.

(e) Tenant's use of any such utilities shall not exceed the available capacity of the existing systems from time to time. If Tenant desires at any time to obtain any such utilities in excess of such available capacity, Tenant may supply and install at its expense any special wires, conducts or other equipment necessary to provide such additional capacity subject to the prior written consent of Landlord.

(f) Landlord shall not be responsible for the inadequacy of any heating or cooling of the Premises if (i) the use or occupancy of the Premises, or (ii) the electrical or other power consumed on the Premises, or (iii) the configuration of partitions or other items on the Premises, or (iv) the failure of Tenant to keep the equipment in good maintenance or repair or (v) the failure of Tenant to adequately shade exterior windows, interferes with or impairs the functioning of equipment for heating or cooling of the Premises.

9.02 Non-Liability of Landlord

Landlord shall not be liable for any damages, direct or indirect, resulting from or contributed to by any interruption or cessation of or failure in supply of any utilities, or any heating or air-conditioning equipment or any other systems or equipment on the Premises. Provided such is not caused by the actions or gross negligence of the Landlord. Without limiting the generality of the foregoing, Landlord shall not be liable for and Tenant shall indemnify Landlord and save Landlord harmless from and against any and all indirect or consequential damages or damages for personal discomfort or illness of Tenant or any persons permitted by it to be on the Premises by reason of the suspension, non-operation, or failure for any period of time of any utilities, heating or air-conditioning equipment or any other systems or equipment on the Premises.

9.03 Landlord's Suspension of Utilities, etc.

Should Landlord at any time wish to effect or make any inspection or any maintenance, repairs, replacements, alterations or improvements to any utilities, heating or air-conditioning equipment or systems (notwithstanding that Landlord has no obligation to do so), Landlord shall have the right, on at least 4 day's written notice to the

BA
V.P.

Tenant, or with no prior notice in the event of an emergency, without any liability and without thereby constituting an interference with Tenant's rights under this Lease or a breach by Landlord of this Lease, and without thereby entitling Tenant to any rights in respect thereof, to discontinue, suspend or modify any utilities, heating, air-conditioning and other systems at such time or times and from time to time in order to allow the Landlord to do so. The costs incurred by the Landlord in connection with any of the above shall be payable by the Tenant forthwith on demand, and shall be recoverable by the Landlord as additional rent.

ARTICLE X

10.00 - MAINTENANCE, REPAIRS AND ALTERATIONS

10.01 Maintenance and Repairs of Premises

At all times throughout the Term the Tenant at its sole expense shall perform or cause to be performed maintenance, decoration, repairs and replacements to keep the Premises and all the contents thereof and all services, equipment and systems located in or serving the Pr Tenant shall repay to the Landlord, as Additional Rent, forthwith on demand the amount so paid.

13.05 Landlord's Non-Liability

Tenant agrees that Landlord shall not be liable or responsible in any way for any injury or death to any person or for any loss or damage to any property at any time, in, on or about the Premises, no matter how the same shall be caused and unless any such death, injury, loss or damage is caused or attributed to the gross negligence of the Landlord, its servants, agents, employees, contractors or persons for whom Landlord is in law responsible in performing any of its obligations hereunder. Without limiting the generality of the foregoing, Landlord shall not be liable or responsible for any injury, death, loss or damage to any persons or property caused or contributed to by any of the following: fire, explosion, steam, water, rain, snow, electricity, gas, or falling plaster; or by dampness or leaks from any pipes, appliances, plumbing works, roof, exterior walls or any other source whatsoever. All property kept or stored in or about the Premises shall be at the sole risk of Tenant and Tenant shall indemnify Landlord and save it harmless in respect of the same. Without in any way limiting or affecting the generality or interpretation of the foregoing provisions of this Section 13.05, it is agreed that Landlord shall in no event be liable for any indirect or consequential damages suffered by Tenant or any person arising therefrom except if arising from the Landlord's gross negligence in performing any of its obligations hereunder.

13.06 Indemnity of Landlord

Tenant shall indemnify Landlord and all of its servants, agents, employees, contractors and persons for whom Landlord is in law responsible and shall hold them and each of them harmless from and against any and all liabilities, claims, damages, losses and expenses, including all legal fees and disbursements, due to, arising from or to the extent contributed to by:

(a) any breach by Tenant of any of the provisions of this Lease;

(b) any act or omission of any person on the Premises or any use of machinery, equipment or other articles in the Premises;

(c) any act or omission of Tenant or any of its servants, agents, employees, invitees, licensees, sub-tenants, concessionaires, contractors or persons for whom Tenant is in law responsible on the Premises;

(d) any injury, death or damage to persons or property of Tenant or its servants, agents, employees, customers, contractors or any other persons on or near the Premises by or with the invitation, licence or consent of Tenant;

(e) any damage, destruction or need of repair to any part of the Premises caused by any act or omission of Tenant or its servants, agents, employees, customers, contractors, or persons for whom Tenant is in law responsible, notwithstanding any other provisions of this Lease.

13.07 Landlord's Employees

It is agreed that every indemnity, exclusion or release of liability and waiver of subrogation herein contained for the benefit of Landlord shall extend to and benefit all of Landlord's servants, agents, employees, and those for whom Landlord is in Law responsible (collectively referred to in this Section 13.07 as "Employees"); solely for such purpose, and to the extent that Landlord expressly chooses to enforce the benefits of the Section 13.07 for its Employees, it is agreed that Landlord is the agent or trustee for its Employees.

ARTICLE XIV

14.00 - ASSIGNMENT, SUBLETTING AND CHANGE OF CONTROL

14.01 Consent Required

This Lease is personal to Tenant only and therefore Tenant shall not assign this Lease in whole or in part and shall not sublet or part with or share possession of all or any part of the Premises, nor shall it grant any concessions, franchises, licences or other rights to others to use any portion of the Premises (all of the foregoing being hereinafter individually or collectively referred to as a "Transfer") without the written consent of the Landlord, which written consent is to be obtained in advance from the Landlord such consent not to be unreasonably withheld. If the Tenant has entered into a bona fide arm's length agreement to sell the business conducted at the Premises, Tenant may Transfer this Lease to the purchaser thereunder but only with the prior written consent of Landlord in each instance, which consent may not be unreasonably withheld.

Notwithstanding and without in any way affecting or limiting the interpretation of the foregoing, it is agreed that it shall be reasonable for Landlord to withhold its consent to a Transfer unless it is shown to the Landlord's satisfaction that:

(i) the proposed Transferee has a good business and personal reputation;

(ii) the proposed Transferee has not been bankrupt or the holder of twenty (20%) percent or more of the issued shares of any class of shares of a corporation or of an interest in a partnership, either of which has been bankrupt in the ten (10) years preceding the date of the proposed Transfer;

No Transfer may be made other than pursuant to an agreement in writing of which a copy is given to Landlord together with the request for consent. The provisions of this Article XIV shall apply to any Transfer which might occur by inheritance or operation of law.

14.02 Obtaining Consent

All requests to Landlord for consent to any Transfer shall be made to Landlord in writing together with a copy of the agreement pursuant to which the proposed Transfer will be made and, where applicable, a copy of the agreement of purchase and sale in respect of the Tenant's business. All costs incurred by Landlord, in respect of any such request for consent, including legal costs and Landlord's administrative fee, shall be the responsibility of and shall be paid by Tenant forthwith upon demand, whether or not Landlord grants its consent to any proposed Transfer.

All such requests to Landlord for consent to any Transfer shall also be accompanied by such information in writing as a landlord might reasonably require respecting a proposed Transferee and which might be required to provide Landlord with all the information necessary to determine whether the aforementioned factors are satisfied, and which information shall include, without limitation, the name, business and home addresses and telephone numbers, business experience, credit information and rating, financial position and banking and personal references of such proposed Transferee.

14.03 Terms of Consent

If Landlord consents to a Transfer, or a consent to such Transfer is obtained by the order of a court of competent jurisdiction, or if a Transfer occurs as a result of operation of law not requiring Landlord's consent (notwithstanding the express agreement between the parties hereto that any Transfer by operation of law shall in any event be subject to the consent of Landlord and all of the other provisions as contained in this Article XIV), Landlord shall have the following rights, in default of any of which no such Transfer shall occur or be effective:

(a) to collect a deposit or further deposit to be held as a security deposit for the prompt performance by the Transferee of all of the terms, covenants, conditions and provisions of this Lease such that a security deposit held by Landlord shall be equivalent to at least the last one (1) months' Rent payable in respect of the remaining term for the Transferred Premises;

(b) to require Tenant and the Transferee and any indemnifier in respect of Tenant's or Transferee's obligations hereunder to enter into an agreement in writing and under seal to implement any amendments to this Lease to give effect to Landlord's exercise of any of its rights hereunder;

(c) to require the Transferee to enter into an agreement with Landlord in writing and under seal to be bound by all of Tenant's obligations under this Lease amended as herein provided;

(d) to require the Transferee to waive any rights pursuant to subsection 39(2) of the Landlord and Tenant Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar effect, to pay any Rent less than the amount payable hereunder;

(e) to require, if the Transfer is a sublease or other transaction not including an assignment, that all amounts payable by the Transferee to the Tenant be paid directly to Landlord who shall apply the same on account of Tenant's obligations under this Lease; and

(f) to require, if the Transfer provides for a rental, a bonus, key money, a lump sum payment or any consideration incidental thereto which is in excess of the Rent or that portion of Rent attributable to the portion of the Premises transferred, then the excess shall be paid by Tenant to Landlord as Additional Rent, it being acknowledged by Tenant that it is not permitted to profit in any way from Transferring this Lease or parting with any portion of the Premises and that all additional payments in excess of the Rent and Additional Rent provided herein shall also be paid to Landlord as Additional Rent.

14.04 Effect of Transfer

(a) No consent of Landlord to a Transfer shall be effective unless given in writing and executed by Landlord under seal and no such consent shall be deemed or presumed by any act or omission of Landlord or by Landlord's failure to respond to any request for consent or by Landlord's accepting any payment of any amount payable hereunder from any party other than Tenant. Without limiting the generality of the foregoing, Landlord may collect rent and any other amounts from any Transferee and apply the net amount collected to any Rent and the collection or acceptance of any Rent shall not be deemed to be a waiver of Landlord's rights under this section nor an acceptance of or consent to any such Transfer or a release of any of Tenant's obligations under this Lease. No Transfer and no consent by Landlord to any Transfer shall constitute a waiver of the necessity to obtain Landlord's consent to any subsequent or other Transfer.

(b) In the event of any Transfer or any consent by Landlord to any Transfer, Tenant shall not thereby be released from any of its obligations hereunder but shall remain bound by all such obligations pursuant to this Lease for the balance of the Term. Tenant hereby consents to any amendments of this Lease which may be made between the Transferee and Landlord without the further consent or agreement of Tenant ("Amendments") and Tenant also consents to all Alterations as referred to in Section 10.02 above) after any such Transfer. Tenant shall continue to be bound by all of its obligations pursuant hereto notwithstanding any such Amendments or Alterations, to the extent of what would have been Tenant's obligations pursuant hereto had such Amendments or Alterations not been made.

(c) Every Transferee shall be obliged to comply with all of the obligations of Tenant under this Lease. Tenant shall enforce all of such obligations against each Transferee. Any default of any Transferee shall also constitute a default of Tenant hereunder.

(d) Tenant agrees that if this Lease is ever disclaimed or terminated by a trustee in bankruptcy of a Transferee or, if Landlord terminates this Lease as a result of the bankruptcy, insolvency or any act or default of any Transferee, Tenant shall, upon Landlord's request, enter into a new lease of the Premises on the identical terms hereof subject to such amendments hereto which had been agreed upon prior to such disclaimer or termination, with the exception that the length of the term of such new lease shall commence on the date upon which Landlord exercises its right to require Tenant to enter into such new lease and shall expire on the date upon which the Term would have expired but for such disclaimer or termination by such trustee in bankruptcy or such termination by Landlord, and with the exception that Tenant will accept the Premises on an "as is" condition, as of such date upon which Landlord exercises its right to require Tenant to enter into such new lease.

14.05 No Advertising of Premises

Tenant shall not advertise this Lease or all or any part of the Premises or the business or fixtures or contents therein for sale without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold subject to the other provisions hereof.

14.06 Mortgage of Lease

The restrictions on Transfer as aforesaid shall apply, mutatis mutandis, to any assigning, subletting, mortgaging, charging or otherwise transferring of the Premises or this Lease for the purpose of securing any loan or the repayment thereof by Tenant.

14.07 Corporate Tenant

If Tenant or any occupant of the Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued shares in the capital stock or any transfer, issuance or division of any shares of the corporation or of any affiliated corporation of the corporation sufficient to transfer control to others than the then present shareholders of the corporation shall be deemed for all purposes of this Article XIV to be a Transfer and, accordingly, shall be subject to the requirements of this Article XIV, and it is agreed that the parties hereto shall have all of the same rights and obligations in respect thereof as are applicable to a Transfer. Landlord shall have access at all times to the corporate books and records of Tenant, which Tenant agrees will be located at such place in Toronto of which Landlord shall at all times be kept notified by Tenant in writing, and Tenant shall make the same available to Landlord and its representatives upon request, for inspection at all times in order to ascertain whether or not there has at any time during the Term been a transfer, issuing or division of shares sufficient to constitute a change in control of Tenant corporation as aforesaid.

This Section 14.07 shall not apply to Tenant if and as long as Tenant is in occupancy of the Premises and is a corporation whose shares are listed and traded on any recognized public stock exchange in Canada or the United States.

14.08 Assignment by Landlord

Landlord shall have the right to sell, lease, convey or otherwise dispose of the Lands or any portion thereof, and to assign this Lease and any interest of Landlord pursuant to this Lease without restriction. If Landlord shall sell, lease, convey or otherwise dispose of the Lands or any portion thereof, or shall assign this Lease or any interest of Landlord pursuant to this Lease, then, to the extent that the purchaser or assignee agrees with Landlord to assume the covenants and obligations of Landlord hereunder, Landlord shall thereupon and without further agreement be released of all liability under this Lease.

ARTICLE XV

15.00 - STATUS AND SUBORDINATION OF LEASE

15.01 Status Statement

Tenant shall, within ten (10) days' after written request from Landlord, execute and deliver to Landlord, or to any actual or proposed lender, purchaser or assignee of Landlord, a statement or certificate in such form as requested by Landlord stating with reasonable particularity (if such is the case or stating with reasonable particularity the manner in which such may not be the case):

(a) that this Lease is unmodified and in full force and effect, or particulars of any such modifications or stating that this Lease is not in full force and effect if such is the case;

(b) the date of commencement and expiry of the Term and the dates to which Basic Rent and any other Rent, including any prepaid rent have been paid;

(c) whether or not there is any existing default by either party under this Lease and, if so, specifying such default;

(d) that there is no reason why the obligations of Tenant under this Lease may not be fully enforced in accordance with their terms and that there are no defences, counter-claims or rights of set-off in respect of any of the same; and

(e) full details of the financial and credit standing and details of the corporate organization of Tenant and the Indemnifier, if any, it being intended that any such statement delivered pursuant hereto may be relied upon by an actual or prospective lender, purchaser and assignee of any interest of Landlord under this Lease or in the Premises.

15.02 Subordination

This Lease and the rights of Tenant hereunder are and shall be subject and subordinate to any and all mortgages, trust deeds, and charges (any of which are herein called "Mortgage" or "Mortgages") now or which in the future may be registered against the Lands or any portion thereof, and including all renewals, extensions, modifications and replacements of any Mortgages from time to time. Tenant shall at any time on notice from Landlord or a holder of any Mortgage attorn to and become a tenant of the holder of any of such Mortgages upon the same terms and conditions as set forth herein and shall execute promptly on request by Landlord any certificates, agreements, instruments of postponement or attornment or other such instruments or agreements as requested from time to time to postpone or subordinate this Lease and all of Tenant's rights hereunder to any of such Mortgages or to otherwise give full effect to any of the provisions of this Article XV.

Tenant agrees to attorn to and become the tenant of any party whose title to the Premises is superior to that of Landlord or to any assignee from Landlord of Landlord's interest under this Lease upon the same terms and conditions as are set forth in this Lease and shall execute promptly on request any agreements or instruments of attornment to give effect to such attornment as shall be requested by Landlord at any time and from time to time.

Provided Tenant is not in default hereunder, Landlord shall use reasonable efforts to obtain from the holder of any Mortgage, in respect of which Tenant has executed and delivered an instrument of postponement, subordination or attornment as required hereby, its agreement to permit Tenant to continue in occupation of the Premises in accordance with and subject to the terms of this Lease so long as Tenant is in full and prompt compliance with all of its terms.

15.03 Tenant's Failure to Comply

If Tenant fails to execute any certificate, agreement, instrument, or other document as required by the foregoing provisions of this Article XV within thirty (30) days after request by Landlord, then Landlord shall have the right to:

(a) execute any such certificate, agreement, instrument or document for and on behalf of Tenant and in Tenant's name, Tenant hereby agreeing to be bound by the same, and for such purpose Tenant hereby irrevocably appoints Landlord as Tenant's attorney for and on behalf of Tenant pursuant to the Powers of Attorney Act (Ontario) and which appointment shall survive the death or incapacity of Tenant;

(b) to terminate this Lease; and

(c) in any event, and without being affected by either of the foregoing rights, to exercise all rights against Tenant in respect of Tenant's default as aforesaid as Landlord might otherwise have pursuant to this Lease or at law.

15.04 Registration

Tenant shall not register this Lease or any short form or notice hereof except in Landlord's form prepared by Landlord on Tenant's request or in such form as has been approved by Landlord in writing. The cost of preparation, approval, execution and registration of any notice or short form of this Lease or other document to be registered by Tenant shall be borne by Tenant and shall be paid by Tenant forthwith upon demand. If Tenant, with Landlord's prior consent, registers or causes or permits there to be registered against the title to the Lands any short form or notice of this Lease or other document, Tenant shall forthwith provide to the Landlord details of such registration and a duplicate registered copy of the registered document.

Any lease or notice or short form of this Lease registered by or at the request of Tenant shall contain an irrevocable power of attorney by Tenant in favour of Landlord, which power of attorney is also hereby irrevocably granted by Tenant to Landlord under the Powers of Attorney Act (Ontario) and which power of attorney shall survive the death or incapacity of Tenant, authorizing Landlord to execute on behalf of and in the name of Tenant such notices, agreements and documents as shall be required or desired by Landlord to expunge or discharge from the register of the title of the Lands any interest of Tenant therein after the expiry or earlier termination of this Lease, or to give full effect to Landlord's rights under this Article XV.

ARTICLE XVI

16.00 - DEFAULT AND REMEDIES

16.01 Default and Remedies

If any of the following shall occur:

(a) Tenant shall fail, for any reason, to make any payment of Rent as and when the same is due to be paid hereunder and such default shall continue for five (5) days after such payment was due, whether or not notice is given to Tenant;

(b) Tenant shall fail, for any reason, to perform any other covenant, condition, agreement or other obligation on the part of Tenant to be observed or performed pursuant to this Lease (other than the payment of any Rent) and such default shall continue for fifteen (15) days after written notice thereof or such shorter period as expressly provided herein;

(c) any of the policies of Landlord's insurance on the Premises or any part or contents thereof shall be actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of or contents in the Premises;

(d) Tenant shall purport to make a Transfer affecting the Premises, or the Premises shall be used by any person or for any purpose, other than in compliance with and as expressly authorized by this Lease;

(e) Tenant or any other person occupying any portion of the Premises shall make an assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or make any proposal, assignment, arrangement or compromise with its creditors or, if any steps are taken or action or proceedings commenced by any person for the dissolution, winding-up or other termination of Tenant's existence or liquidation of its assets;

(f) a trustee, receiver, receiver-manager, agent or other like person shall be appointed in respect of the assets or business of Tenant or any other occupant of the Premises;

(g) Tenant attempts to or does abandon the Premises or remove or dispose of any goods and chattels from the Premises so that there would not, in the event of such removal or disposition, be sufficient goods of Tenant on the Premises subject to distress to satisfy all arrears of Rent payable under this Lease and all Rent payable hereunder for a further period of at least twelve (12) months, or if the Premises shall be vacant or unoccupied for a period of five (5) consecutive days or more without the prior written consent of Landlord;

(h) Tenant makes any sale in bulk affecting any property on the Premises (other than in conjunction with a Transfer approved in writing by Landlord and made pursuant to all applicable legislation);

(i) this Lease or any goods or other property of Tenant shall at any time be seized or taken in execution or attachment which remains unsatisfied for a period of five (5) days or more; and

(j) termination or re-entry by Landlord is permitted under any provision of this Lease or at law;

then, without prejudice to and in addition to any other rights and remedies to which Landlord is entitled pursuant hereto or at law, the then current and the next three (3) months' Rent shall be forthwith due and payable and Landlord shall have the following rights and remedies, all of which are cumulative and not alternative, to:

(a) terminate this Lease in respect of the whole or any part of the Premises by written notice to Tenant; if this Lease is terminated in respect of part of the Premises, this Lease shall be deemed to be amended by the appropriate amendments, and proportionate adjustments in respect of Rent and any other appropriate adjustments shall be made in such manner as shall be determined by Landlord;

(b) enter the Premises as agent of Tenant and as such agent to relet them for whatever term (which may be for a term extending beyond the Term) and on whatever terms and conditions as Landlord in its sole discretion may determine and to receive the rent therefor and, as the agent of Tenant, to take possession of any furniture, fixtures, equipment, stock or other property thereon and, upon giving written notice to Tenant, to store the same at the expense and risk of Tenant or to sell or otherwise dispose of the same at public or private sale without further notice, and to make such alterations to the Premises in order to facilitate their reletting as Landlord shall determine, and to apply the net proceeds of the sale of any furniture, fixtures, equipment, stock or other property or from the reletting of the Premises, less all expenses incurred by Landlord in making the Premises ready for reletting and in reletting the Premises, on account of the Rent due and to become due under this Lease and Tenant shall be liable to Landlord for any deficiency and for all such expenses incurred by Landlord as aforesaid; no such entry or taking possession of or performing alterations to or reletting of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention or termination is given by Landlord to Tenant;

(c) remedy or attempt to remedy any default of Tenant in performing any repairs, work or other covenants of Tenant hereunder and, in so doing, to make any payments due or claimed to be due by Tenant to third parties and to enter upon the Premises, without any liability to Tenant therefor or for any damages resulting thereby, and without constituting a re-entry of the Premises or termination of this Lease, and without being in breach of any of Landlord's covenants hereunder and without thereby being deemed to infringe upon any of Tenant's rights pursuant hereto, and, in such case, Tenant shall pay to Landlord forthwith upon demand all amounts paid by Landlord to third parties in respect of such default and all reasonable costs of Landlord in remedying or attempting to remedy any such default plus ten (10%) percent of the amount of such costs for Landlord's inspection and supervision, plus a further ten (10%) percent for Landlord's overhead and profit;

(d) obtain damages from Tenant including, without limitation, if this Lease is terminated by Landlord, all deficiencies between all amounts which would have been payable by Tenant for what would have been the balance of the Term, but for such termination, and all net amounts actually received by Landlord for such period of time.

16.02 Interest

All amounts of Rent shall bear interest from their respective due dates until the actual dates of payment at a rate which shall be the greater of (1) 2 per cent per month (twenty-four (24%) per annum) calculated and compounded monthly; (ii) six (6%) per cent per annum in excess of the prime commercial rate of interest charged by Landlord's bank in Ontario for loans to its most favoured commercial customers from time to time; and (iii) the rate expressly agreed by Tenant in writing to be paid in respect of any amount(s) from time to time.

16.03 Costs

Tenant shall be responsible for and pay to Landlord forthwith upon demand all costs incurred by Landlord, including, without limitation, reasonable compensation for all time expended by Landlord's own personnel, legal costs on a solicitor and his own client basis, and all other costs of any kind whatsoever, arising from or incurred as a result of any default of Tenant or any enforcement by Landlord of any of Tenant's obligations under this Lease or any other agreement or obligation of Tenant to Landlord, whether or not related to the Premises.

16.04 Allocation of Payments

Tenant agrees that Landlord may, at its option to be exercised by written notice to Tenant at any time, apply all sums received by Landlord from Tenant or any other persons in respect of any Rent to any amounts whatsoever payable by Tenant and it is further agreed that any allocation made by Landlord, on its books and records or by written notice to Tenant or otherwise, may subsequently be re-allocated by Landlord as it may determine in its sole discretion, and any such allocation and re-allocation from time to time shall be final and binding on Tenant unless and to the extent subsequently re-allocated by Landlord.

16.05 Security Deposit

(a) Tenant has deposited or agreed that it is obliged to deposit upon execution of this Lease with Landlord the sum described as Security Deposit in Section 1.01 hereof ("Security Deposit"). The Security Deposit together with a security interest in all of the Assets and Undertakings of the Tenant which the Tenant hereby grants to Landlord shall be security for the prompt performance by Tenant of all of the terms, covenants, conditions and provisions of this Lease by Tenant.

(b) If at any time any Rent shall be overdue Landlord may, at its option, appropriate and apply all or any portion of the Security Deposit to the payment of the said Rent. Further, if Tenant defaults in the performance of any of the terms, covenants, conditions and provisions of this Lease as and when the same are due to be performed by Tenant then Landlord, at its option, may appropriate and apply all or any part of the Security Deposit on account of any losses or damages sustained by Landlord as a result of such default.

(c) If all or any part of the Security Deposit is appropriated and applied by Landlord on account of the payment of Rent or on account of losses or damages sustained by Landlord, then Tenant shall, within three (3) days after demand from Landlord, remit to Landlord a sufficient amount by certified cheque to restore the Security Deposit to the original sum deposited or required to be deposited as herein set forth.

(d) If Tenant complies with all of the terms, covenants, conditions and provisions under this Lease and promptly pays all Rent herein provided as and when the same shall be due and payable, the Security Deposit shall be returned in full to Tenant within sixty (60) days after the later of (i) the end of the term or (ii) Tenant's vacating the Premises.

(e) Landlord may deliver the Security Deposit, or such portion thereof remaining on hand to the credit of Tenant, to any purchaser, mortgagee or assignee of Landlord's interest in the Premises or the Building or this Lease and thereupon Landlord shall be and is hereby discharged from any further liability with respect to the Security Deposit.

16.06 Remedies to Subsist

(a) No waiver of any of Tenant's obligations under this Lease and no waiver of any of Landlord's rights hereunder in respect of any default by Tenant hereunder shall be deemed to have occurred or be given as a result of any condoning, excusing, overlooking or delay in acting upon by Landlord in respect of any default by Tenant or by any other act or omission of Landlord including, without limitation, the acceptance of any Rent less than the full amount thereof, the acceptance of any Rent after the occurrence of any default by Tenant, or any verbal or written statements or agreements made by any employee of Landlord other than an agreement in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. No waiver of any of Tenant's obligations or any of Landlord's rights hereunder shall be effective except and only to the extent of any express waiver in writing duly executed on behalf of Landlord by one of its personnel with ostensible authority to do so. The waiver by Landlord of any default of Tenant or of any rights of Landlord shall not be deemed to be a waiver of any term, covenant or condition in respect of which such default or right has been waived and shall not be deemed to be a waiver of any subsequent default of Tenant or right of Landlord.

(b) All rights and remedies of Landlord under this Lease and at law, shall be cumulative and not alternative, and the exercise by Landlord of any of its rights pursuant to this Lease or at law shall at all times be without prejudice to any other rights of Landlord, whether or not they are expressly reserved.

(c) If Landlord assigns this Lease to a mortgagee or holder of other security on the Premises or any part thereof or to any other person whatsoever, Landlord shall nonetheless be entitled to exercise all rights and remedies available to it pursuant to this Lease and at law without providing evidence of the approval or consent of such mortgagee, holder of other security or other person whatsoever.

(d) All Rent shall be paid by Tenant to Landlord without deduction, abatement or set-off whatsoever, except as and to the extent expressly permitted pursuant to the terms of this Lease, and Tenant hereby waives any rights of deduction, abatement or set-off available to it now or at any time in the future, including any right to deduction, abatement or set-off contained in any statute.

16.07 Impossibility of Performance

If and to the extent that either Landlord or Tenant shall be unable to fulfill or shall be delayed or restricted in the fulfillment of any obligation under this Lease, other than the payment by Tenant of any Rent, by reason of unavailability of material, equipment, utilities, services or labour required to enable it to fulfill such obligation or by reason of any laws, or by reason of its not being able to obtain any permission or authority required pursuant to any applicable laws or by reason of any other such cause beyond its control and not the fault of the party being delayed and not avoidable by the exercise of reasonable foresight (excluding the inability to pay for the performance of such obligation), then the party being delayed shall be entitled to extend the time for fulfillment of such obligation by a time equal to the duration of such delay or restriction, and the other party shall not be entitled to any compensation for any loss, inconvenience, nuisance or discomfort occasioned thereby. The party delayed will, however, use its best efforts to fulfill the obligation in question as soon as is reasonably practicable by arranging an alternate method of providing the work, services or materials being delayed subject, in the case of performance by Tenant, to the approval of Landlord in its sole and absolute discretion. In any event, the provisions of this Section 16.07 shall not apply to permit any delay in any payment by Tenant of any Rent.

ARTICLE XVII

17.00 - CONTROL OF PREMISES

17.01 Rules and Regulations

Landlord may, from time to time, make and amend such rules and regulations for the management and operation of the Lands, Building and Premises as Landlord shall determine and Tenant and all persons under its control shall be bound by and shall comply with all of such rules and regulations of which notice is given to Tenant from time to time and all of such rules and regulations shall be deemed to be incorporated into and form a part of this Lease. Without limiting the generality of the foregoing, Tenant shall comply with all rules and regulations made by

BP
V.K.

Landlord respecting security and respecting shipping, receiving, loading and unloading of merchandise, supplies, materials, garbage and all other things whatsoever, all of which shall be made only at such times and from, over or by means of such access routes, driveways, doors, loading areas, stairs and other areas or passages whatsoever as Landlord shall determine in writing from time to time. Landlord shall not make any rules or regulations which conflict with any express provision of this Lease unless and only to the extent required by any applicable laws or unless Tenant consents thereto. Landlord shall act reasonably in enforcing such rules and regulations but the imposition of any rules and regulations shall not create or imply any obligation of Landlord to enforce them or create any liability of Landlord for their non-enforcement or otherwise.

17.02 Access to Premises

(a) Landlord (including its agents, employees, contractors or representatives), without limiting any other rights Landlord may have pursuant hereto or at law, shall have the right, but not the obligation, to enter the Premises at any time and for any of the following purposes:

(i) to examine the Premises and to perform any maintenance, repairs and alterations to the same or any part thereof as may be required or permitted by this Lease and to perform any maintenance, repairs and alterations to any mechanical, electrical, heating, ventilating, air-conditioning and humidity control equipment and services located therein serving the Premises or any part thereof, and for all of such purposes, Landlord may take such material and equipment into the Premises as Landlord may require;

(ii) to protect the Premises in respect of any construction or other work being performed in premises adjoining or in the vicinity of the Premises;

(iii) for any purposes as determined by Landlord in cases of emergency;

(iv) to read any utility or other similar meters located in the Premises;

(v) during the last twelve (12) months of the Term to show the Premises to prospective tenants, and to permit prospective tenants to make inspections, measurements, and plans;

(vi) at any time during the Term, to show the Premises to prospective purchasers, mortgagees or lenders; and

(vii) to exercise any of the rights available to Landlord pursuant to this Lease.

(b) Landlord shall have the right to run through the Premises conduits, wires, pipes, ducts and other elements of any systems for utilities, heating, ventilating, air-conditioning and humidity control, telephone and other communications systems and any other such systems to serve the Premises or any parts thereof and Landlord shall have access for itself and those designated by it to the Premises for the purpose of inspecting, maintaining, repairing, replacing, and altering any services in respect of any of the same. Notwithstanding the foregoing, the Rent shall not be reduced or otherwise affected as a result of any of such systems being located on or running through the Premises.

(c) Landlord shall exercise its rights pursuant to this Section 17.02 in such manner and at such times as Landlord, acting reasonably but in its sole discretion, shall determine; at any time that entry by Landlord is desired in case of emergency, and if no personnel of Tenant are known by Landlord to be present on the Premises or if such personnel fail for any reason to provide Landlord immediate access at the time such entry is desired, Landlord may forcibly enter the Premises without liability for damage caused thereby.

(d) Notwithstanding any provision to the contrary contained herein, the Landlord shall not exercise the rights pursuant to Section 17.02 any time other than during normal business hours, except for the case of emergency and shall not unreasonably interfere with the Tenant's business.

ARTICLE XVIII

18.00 - EXPROPRIATION

18.01 Expropriation

If the whole or any part of the Premises shall be expropriated (which term shall for the purposes of this Article XVII include expropriation, condemnation or sale by Landlord to an authority with the power to expropriate, condemn or take) by any competent authority then:

(a) Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the appropriate award to which it is entitled in law for relocation costs and business interruption and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant's leasehold interest in the Premises, all of which shall be the property of Landlord and all of such Tenant's rights in respect of such expropriation, excluding only rights in respect of relocating costs and business interruption, shall be and are hereby assigned to Landlord. To give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord's opinion, to effect such assignment, and in default of Tenant's completing such documents within ten (10) days after demand, Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Power of Attorney Act (Ontario) and shall survive the death or incapacity of Tenant;

(b) Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Premises; and

(c) this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Article XVIII, if terminated in accordance with the express provisions hereof and, if terminated, Rent and all other obligations under this Lease shall be accrued to and be adjusted as of the date of such termination.

ARTICLE XIX

19.00 - MISCELLANEOUS

19.01 Notices

All notices, demands, requests or other instruments ("Notices") which may be or are required to be given under this Lease shall be in writing and shall be delivered in person or sent by prepaid registered Canadian mail or by CN/CP Telegram addressed:

To the Tenant: at the premises

To the Landlord:

STENVI STEEL LIMITED
63 Minglehaze Drive
Toronto, Ontario
M9V 4W6

G.J.
V.F.

with a copy to:

Morty Shapiro Professional Corporation
Barrister & Solicitor
Marketlane
140 Woodbridge Avenue
Suite 300
Woodbridge, Ontario
L4L 4K9

All such notices shall be conclusively deemed to have been given upon the day the same is personally delivered or, if mailed as aforesaid, four (4) business days (excluding Saturdays, Sundays, holidays and days upon which regular postal service is interrupted or unavailable for any reason) after the same is mailed as aforesaid, or if forwarded by CN/CP telegrams as aforesaid, two (2) business days (excluding Saturdays, Sundays, holidays and days upon which regular telegram service is interrupted or unavailable for any reason) after the same is delivered to a CN/CP telegram office in Canada for transmitting, as the case may be. Any party may at any time by notice in writing to the other, change its address for service of Notices.

19.02 Planning Act

This Lease is entered into subject to the provisions of and compliance with the provisions of all applicable legislation dealing with planning restrictions including the Planning Act S.O. 1983 and amendments.

19.03 Complete Agreement

It is understood and agreed that other than and to the extent that any other written agreement between Landlord and Tenant respecting the Premises remains in force, this Lease constitutes the complete agreement between the parties and that there are no covenants, representations, agreements, warranties or conditions in any way relating to the subject matter of this Lease or the tenancy created hereby, expressed or implied, collateral or otherwise, except as expressly set forth herein. Tenant acknowledges that no representatives of Landlord are authorIzed to make on Landlord's behalf any covenants, representations, agreements, warranties or conditions of any kind or in any manner whatsoever other than as expressly set forth in writing in this Lease in the form in which it is executed by Landlord under seal.

No amendment to this Lease shall be binding upon Landlord unless the same is in writing and executed by Landlord under seal.

19.04 Use Prior to Commencement Date

If Tenant uses or occupies the whole or any part of the Premises in any way prior to the Commencement Date without entering into a lease with Landlord in respect of such use or occupancy, then during the period of such use or occupancy, Tenant shall be a tenant of Landlord subject to all the terms and conditions as contained in this Lease which shall apply to such tenancy mutatis mutandis; the inclusion of this paragraph shall not be deemed to authorize or permit Tenant to use or occupy the whole or any portion of the Premises in any way prior to the Commencement Date.

19.05 Acceptance of Premises

The Landlord agrees to complete the work as set out in Schedule "D", and provided that all such work is completed in a good and workmanlike manner, subject to any items of outstanding work set out in a deficiency list which may be delivered by Tenant to the Landlord within 30 days of taking possession, the Tenant's entering into possession of the Premises shall be conclusive evidence of the acceptance by Tenant of the condition of the Premises.

19.06 Time of the Essence

Time is of the essence of this Lease and all parts hereof.

19.07 Applicable Law

This Lease shall be governed by and interpreted in accordance with the laws of the Province of Ontario. The parties agree that the Courts of Ontario shall have jurisdiction to determine any matters arising hereunder, except to the extent, if any, expressly provided to the contrary herein, and the parties hereby attorn to the jurisdiction of the Courts of Ontario.

19.08 Severability

If any provision of this Lease or any portion thereof or the application of any of the same is illegal, unenforceable or invalid, it shall be considered separate and severable from this Lease and all of the remaining provisions hereof shall remain in full force and effect as though any such provision of this Lease or any portion thereof had not been included in this Lease but such provision of this Lease or portion hereof shall nonetheless continue to be enforceable to the full extent permitted by law.

Neither party is obliged to enforce this Lease to the extent that by so doing they would be contravening any applicable laws.

19.09 Section Numbers and Headings

The table of contents of this Lease and all section numbers and all headings are inserted as a matter of convenience only and shall in no way limit or affect the interpretation of this Lease.

19.10 Interpretation

Whenever a word importing singular or plural is used in this Lease such word shall include the plural and singular respectively. Where any party is comprised of more than one entity, the obligations of each of such entities shall be joint and several. Words importing either gender or firms or corporations shall include persons of the other gender and firms or corporations as applicable. Subject to the express provisions contained in this Lease, words such as "hereof", "herein", "hereby", hereinafter", and "hereunder" and all similar words or expressions shall refer to this Lease as a whole and not to any particular section, or portion thereof being less than the whole, unless the context otherwise requires.

19.11 Successors

This Lease and all portions hereof shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and other legal representatives excepting only that this Lease shall not enure to the benefit of any of such parties unless and only to the extent expressly permitted pursuant to the provisions of this Lease.

ARTICLE XX

20.00 - INSURANCE

20.01 Insurance

(1) During the Term of this Lease and any renewal thereof the Tenant shall be responsible and shall pay for any and all insurance coverage for the entire Premises and all the lands and buildings, the terms of which shall be satisfactory to the Landlord in its sole, absolute and unfettered discretion, and shall maintain with respect to the Premises, insurance coverage insuring against:

(a) loss or damage by fire, lightening, storm and other perils that may cause damage to the Premises or the property of the Landlord in which the Premises are located as are commonly provided for as extended perils coverage or as may be reasonably required and obtained by the Landlord;

(i) and the insurance policy shall provide coverage on a replacement cost basis in an amount sufficient to cover the cost of all signs and leasehold improvements;

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V. P.

(b) liability for bodily injury or death or property damage sustained by third parties up to such limits as the Landlord in is sole discretion deems advisable, but in no event to be less than five million dollars ($5,000,000.00);

(c) rental income protection insurance with respect to fire and other perils to the extent of one year's Rent, both Basic Rent and Additional Rent, and otherwise, payable under this Lease.

(2) The Tenant covenants to keep the Landlord indemnified against all claims and demands whatsoever by any person, whether in respect of damage to person or property, arising out of or occasioned by the maintenance, use or occupancy of the Premises or the subletting any part thereof. And the Tenant further covenants to indemnify the Landlord with respect to any encumbrance on or damage to the Premises occasioned by or arising from the act, default, or negligence of the Tenant, its officers, agents, servants, employees, contractors, customers, invitees or licensees:

(a) and the Tenant agrees that the foregoing indemnity shall survive the termination of this Lease notwithstanding any provisions of this Lease to the contrary.

(3) The Tenant shall carry insurance in his own name to provide coverage with respect to the risk of business interruption to any extent sufficient to allow the Tenant to meet his ongoing obligations to the Landlord and to protect the Tenant against loss of revenues.

(4) The Tenant shall carry insurance in his own name insuring against the risk of damage to the Tenant's property within the Premises caused by fire or other perils and the policy shall provide for coverage on a replacement cost basis to protect the Tenant's stock-in-trade, equipment, Trade Fixtures, decorations and improvements.

(5) The Tenant shall carry public liability and property damage insurance in which policy the Landlord shall be a named insured and the policy shall include a cross-liability endorsement;

(a) The Tenant shall provide the Landlord with a copy of the within policy/policies, on an annual basis and same shall comply with all demands and requests of the Landlord inits sole and unfettered discretion..

IN WITNESS WHEREOF this Lease has been executed by the parties hereto under their respective corporate seals and under the hands of their duly authorized officers in that behalf, as of the day and year first written above.

SIGNED, SEALED AND DELIVERED in the presence of:

STENVI STEEL LIMITED

Per: Vincenzo Pileggi

Name: V. Pilleggi

D & R TECHNOLOGY INC.

Per:

Name: Dino Paolucci

I have authority to bind the Corporation

SCHEDULE "A"

Option To Renew

As long as Tenant is not in default of any of the terms of this Lease and shall have regularly, diligently and punctually paid Rent as and when due and duly and regularly performed its other covenants under the Lease through the Term, Tenant shall have the right to renew this Lease from its Expiry Date for a further term of FIVE (5) years provided that Tenant has notified Landlord in writing of its intention to exercise its option to renew not less than SIX (6) months prior to the expiration of the Term. In the event of failure to give written notice within the time or in the manner prescribed, this option shall be null and void. In the event that the exercise of this option shall be duly and properly completed by Tenant, then all of the terms of this Lease shall apply during the renewal term except:

(a) there shall be no further right of renewal unless agreed upon in writing at the time of renewal, if any, of this Lease; and

(b) Basic Rent shall be agreed upon between Landlord and Tenant negotiating in good faith and shall be based upon the prevailing rental rates for substantially similar Industrial/Office space in a substantially similar area.

Should Landlord and Tenant fail to agree as to the amount of Basic Rent to be paid during the renewal term by the NINETIETH (90th) day preceding the Commencement of the Renewal Term, such amount shall be determined by binding arbitration to be conducted pursuant to the relevant provisions of the Ontario Arbitrations Act, R.S.O. 1980 and amendments thereto with the intention that Basic Rent shall be based on the prevailing rental rates for substantially similar space in a substantially similar area. Should the arbitration continue past the Commencement Date of the Renewal Term, Tenant shall nevertheless pay Basic Rent during the renewal term, until the Basic Rent is determined, at a Basic Rent rate of One Hundred Twenty Thousand ($120,000.00 per annum), plus all Additional Rent specified under this Lease.

RIDER "B"

It is acknowledged and agreed that the within Lease is herein modified as follows:

1. The Tenant shall not be required to pay Base Rent only from the date it occupies the Premises up and to including September 30, 2007, only, provided that the Tenant has executed the enclosed Lease, has arranged insurance in accordance with the provisions herein, and has placed all utilities in the Tenant's name, with evidence to the Landlord. Additional Rent shall accrue from the date the Tenant first occupies the Premises.

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V.R